Exhibit 99.1

Pacific Premier Bancorp to Participate in
2016 KBW Community Bank Investor Conference

Irvine, Calif., August 2, 2016 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI), the holding company of Pacific Premier Bank, announced today that Steve R. Gardner, Chairman and Chief Executive Officer, and Ronald J. Nicolas, Senior Executive Vice President and Chief Financial Officer, will participate in the 2016 Keefe, Bruyette & Woods Community Bank Investor Conference on August 2-3, 2016 in New York City. During the conference, the management team will hold a series of meetings with institutional investors.

A copy of the investor presentation to be used at the conference will be filed on Form 8-K with the Securities and Exchange Commission and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s website at www.ppbi.com.

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small and middle market business in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego.

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Contact:

Pacific Premier Bancorp, Inc.

Steve R. Gardner
Chairman & Chief Executive Officer
949-864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000